UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008

VAXGEN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26483	94-3236309
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 — FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition.

On August 27, 2008, VaxGen, Inc. (“VaxGen” or the “Company”) issued a press release titled “VaxGen Provides Financial Update Following the Filing of its 10-Q for Second Quarter with SEC; Results Include $8.5 Million Charge in Respect of Manufacturing Plant Asset Impairment.”

The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2008 the Board of Directors of VaxGen approved the termination of the employment of Piers Whitehead, the Company’s Vice President, Corporate and Business Development, effective August 31, 2008. Consistent with his existing Amended and Restated Executive Employment Agreement dated September 12, 2006, as amended effective March 28, 2008, Mr. Whitehead will receive a lump sum payment in an amount equal to ninety-nine percent of his annual base salary, and accelerated vesting of all outstanding stock option awards. Consistent with the VaxGen, Inc. Employee Severance Benefit Plan, Mr. Whitehead will receive, together in a lump sum with his salary severance amount described above, two months of his current base salary, as well as Company payment of his COBRA premiums (including any covered dependents), if he elects continued group health care coverage under COBRA, for up to two months.

The Company’s decision to terminate Mr. Whitehead’s employment was in connection with a reduction-in-force, was unrelated to performance, and did not result from any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events.

Reference is made to Item 2.02, above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release, dated August 27, 2008, entitled “VaxGen Provides Financial Update Following the Filing of its 10-Q for Second Quarter with SEC; Results Include $8.5 Million Charge in Respect of Manufacturing Plant Asset Impairment”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: August 28, 2008	By:	/s/ James P. Panek
James P. Panek President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated August 27, 2008, titled “VaxGen Provides Financial Update Following the Filing of its 10-Q for Second Quarter with SEC; Results Include $8.5 Million Charge in Respect of Manufacturing Plant Asset Impairment”